Exhibit 3.10.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ET SUB-BERKSHIRE LIMITED PARTNERSHIP

THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, Delaware Code Annotated, Title 6, Chapter 17, does hereby certify as follows:

FIRST:	The name of the limited partnership is ET Sub-Berkshire Limited Partnership (the “Limited Partnership”).

SECOND:	The name and address of the registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD:	The name and mailing address of the general partner is ET Berkshire LLC, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of ET Sub-Berkshire Limited Partnership as of January 24, 2001.

BY:	ET BERKSHIRE, LLC

	By:	ElderTrust Operating Limited Partnership,
Authorized Agent

		By:	ElderTrust, General Partner

			By:	/s/ D. Lee McCreary, Jr.
D. Lee McCreary, Jr.
President and Chief Executive Officer